Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com

News Release

Belden Reports Solid Growth for Second Quarter 2016

St. Louis, Missouri – July 19, 2016 – Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal second quarter 2016 results for the period ended July 3, 2016.

Second Quarter 2016

On a GAAP basis, revenues for the quarter totaled $601.6 million, increasing $15.8 million, or 2.7%, compared to $585.8 million in the second quarter 2015. Gross profit margin in the second quarter was 41.3%, increasing 130 basis points from 40.0% in the year-ago period. Net income was $41.8 million, increasing from $21.7 million in the prior-year period. Net income as a percentage of revenues was 7.0% in the second quarter, increasing 330 basis points from 3.7% in the prior-year period. EPS totaled $0.98, compared to $0.50 in the second quarter 2015. The Company recognized an income tax benefit for the quarter, primarily as a result of tax planning initiatives.

Adjusted revenues for the quarter totaled $603.4 million, increasing $4.9 million, or 0.8%, compared to $598.5 million in the second quarter 2015. Adjusted gross profit margin in the second quarter was 41.8%, increasing 10 basis points from the year-ago period. Adjusted EBITDA margin in the second quarter was 17.9%, increasing 120 basis points from 16.7% in the year-ago period. Adjusted EPS increased to $1.54 from $1.21 in the second quarter 2015. Adjusted EPS includes the benefit of tax planning initiatives. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President and CEO of Belden Inc., said, “We are extremely pleased to generate revenues and earnings for the second quarter that exceeded our expectations, and we are proud to report organic revenue growth for the second quarter and first half of 2016. In addition to continued success in our Enterprise platform, the Broadcast platform generated broad-based, double-digit revenue growth in the quarter. Furthermore, margin expansion continues to be exceptional across the organization, as we benefit from our robust lean enterprise system.”

Outlook

“Given our strong first half, we are once again increasing our revenue and earnings outlook for the year. In addition to continued strength in the Broadcast, Enterprise and Network Security platforms, we expect our combined Industrial businesses to return to growth in the second half of the year,” said Mr. Stroup.

On a GAAP basis, the Company expects third quarter 2016 revenues to be $593 – $613 million and EPS to be $0.66 – $0.76. For the full year ending December 31, 2016, the Company now expects revenues to be $2.348 – $2.378 billion compared to the previously guided range of $2.313 – $2.363 billion. The expected range of EPS is now $3.23 – $3.43 compared to the previously guided range of $2.84 – $3.14.

Belden Reports Solid Growth for Second Quarter 2016

The Company expects third quarter 2016 adjusted revenues to be $595 – $615 million and adjusted EPS to be $1.35 – $1.45. For the full year ending December 31, 2016, the Company now expects adjusted revenues to be $2.355 – $2.385 billion compared to the previously guided range of $2.320 – $2.370 billion. The expected range of adjusted EPS is now $5.50 – $5.70 compared to the previously guided range of $5.15 – $5.45.

Earnings Conference Call

Management will host a conference call today at 8:30 am EDT to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-287-5563; the dial-in number for participants outside the U.S. is 719-325-2432. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015
	(In thousands, except per share data)

Revenues	$601,631	$585,755	$1,143,128	$1,132,712
Cost of sales	(353,418)	(351,479)	(669,880)	(690,787)

Gross profit	248,213	234,276	473,248	441,925
Selling, general and administrative expenses	(123,057)	(127,584)	(245,463)	(267,632)
Research and development	(36,652)	(36,632)	(72,785)	(72,831)
Amortization of intangibles	(26,263)	(25,917)	(51,795)	(52,421)

Operating income	62,241	44,143	103,205	49,041
Interest expense, net	(24,049)	(24,769)	(48,445)	(48,615)

Income from continuing operations before taxes	38,192	19,374	54,760	426
Income tax benefit	3,558	2,303	3,415	1,615

Income from continuing operations	41,750	21,677	58,175	2,041
Loss from disposal of discontinued operations, net of tax	—	(86)	—	(86)

Net income	41,750	21,591	58,175	1,955
Less: Net loss attributable to noncontrolling interest	(99)	—	(198)	—

Net income attributable to Belden stockholders	$41,849	$21,591	$58,373	$1,955

Weighted average number of common shares and equivalents:
Basic	42,085	42,655	42,046	42,596
Diluted	42,548	43,233	42,493	43,224

Basic income per share attributable to Belden stockholders:
Continuing operations	$0.99	$0.51	$1.39	$0.05
Disposal of discontinued operations	—	—	—	—

Net income	$0.99	$0.51	$1.39	$0.05

Diluted income per share attributable to Belden stockholders:
Continuing operations	$0.98	$0.50	$1.37	$0.05
Disposal of discontinued operations	—	—	—	—

Net income	$0.98	$0.50	$1.37	$0.05

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Broadcast Solutions	Enterprise Connectivity	Industrial Connectivity	Industrial IT	Network Security Solutions	Total Segments
	(In thousands, except percentages)
For the three months ended July 3, 2016

Segment Revenues	$193,521	$160,401	$147,808	$62,510	$39,141	$603,381
Segment EBITDA	29,505	29,575	27,064	12,676	9,515	108,335
Segment EBITDA margin	15.2%	18.4%	18.3%	20.3%	24.3%	18.0%

Depreciation expense	4,061	3,429	2,709	660	1,128	11,987
Amortization of intangibles	13,420	432	601	1,506	10,304	26,263
Severance, restructuring, and acquisition integration costs	1,319	1,207	2,371	943	29	5,869
Deferred gross profit adjustments	494	—	—	—	1,256	1,750

For the three months ended June 28, 2015

Segment Revenues	$174,923	$161,827	$160,875	$61,270	$39,618	$598,513
Segment EBITDA	22,878	29,792	28,680	10,178	8,772	100,300
Segment EBITDA margin	13.1%	18.4%	17.8%	16.6%	22.1%	16.8%

Depreciation expense	4,140	3,180	2,869	584	919	11,692
Amortization of intangibles	12,595	429	807	1,479	10,607	25,917
Severance, restructuring, and acquisition integration costs	3,283	83	1,163	—	378	4,907
Deferred gross profit adjustments	(924)	—	—	—	14,364	13,440

For the six months ended July 3, 2016

Segment Revenues	$364,793	$296,293	$288,899	$116,392	$80,804	$1,147,181
Segment EBITDA	52,772	53,311	50,051	21,285	20,982	198,401
Segment EBITDA margin	14.5%	18.0%	17.3%	18.3%	26.0%	17.3%

Depreciation expense	8,023	6,818	5,427	1,184	2,198	23,650
Amortization of intangibles	26,351	861	1,192	3,016	20,375	51,795
Severance, restructuring, and acquisition integration costs	5,697	1,707	3,236	3,608	29	14,277
Purchase accounting effects of acquisitions	195	—	—	—	—	195
Deferred gross profit adjustments	1,108	—	—	—	2,945	4,053

For the six months ended June 28, 2015

Segment Revenues	$351,423	$303,608	$313,847	$122,343	$76,743	$1,167,964
Segment EBITDA	46,005	49,801	52,853	21,265	18,673	188,597
Segment EBITDA margin	13.1%	16.4%	16.8%	17.4%	24.3%	16.1%

Depreciation expense	8,113	6,394	5,720	1,143	1,863	23,233
Amortization of intangibles	25,021	861	1,630	2,889	22,020	52,421
Severance, restructuring, and acquisition integration costs	14,810	651	2,936	(52)	1,045	19,390
Purchase accounting effects of acquisitions	—	—	267	—	9,155	9,422
Deferred gross profit adjustments	2,370	—	—	—	32,728	35,098

BELDEN INC.

OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS

(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015
	(In thousands)

Total Segment Revenues	$603,381	$598,513	$1,147,181	$1,167,964
Deferred revenue adjustments	(1,750)	(12,758)	(4,053)	(35,252)

Consolidated Revenues	$601,631	$585,755	$1,143,128	$1,132,712

Total Segment EBITDA	$108,335	$100,300	$198,401	$188,597
Income from equity method investment	661	343	491	1,111
Eliminations	(886)	(544)	(1,717)	(1,103)

Consolidated Adjusted EBITDA (1)	108,110	100,099	197,175	188,605
Amortization of intangibles	(26,263)	(25,917)	(51,795)	(52,421)
Deferred gross profit adjustments	(1,750)	(13,440)	(4,053)	(35,098)
Severance, restructuring, and acquisition integration costs	(5,869)	(4,907)	(14,277)	(19,390)
Depreciation expense	(11,987)	(11,692)	(23,650)	(23,233)
Purchase accounting effects related to acquisitions	—	—	(195)	(9,422)

Consolidated operating income	62,241	44,143	103,205	49,041
Interest expense, net	(24,049)	(24,769)	(48,445)	(48,615)

Consolidated income from continuing operations before taxes	$38,192	$19,374	$54,760	$426

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 3, 2016	December 31, 2015
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$175,772	$216,751
Receivables, net	393,436	387,386
Inventories, net	198,625	195,942
Other current assets	51,403	37,079

Total current assets	819,236	837,158

Property, plant and equipment, less accumulated depreciation	314,697	310,629
Goodwill	1,404,099	1,385,115
Intangible assets, less accumulated amortization	614,422	655,871
Deferred income taxes	34,747	34,295
Other long-lived assets	67,689	67,534

	$3,254,890	$3,290,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$204,272	$223,514
Accrued liabilities	291,944	323,249
Current maturities of long-term debt	2,500	2,500

Total current liabilities	498,716	549,263

Long-term debt	1,681,866	1,725,282
Postretirement benefits	106,862	105,230
Deferred income taxes	43,700	46,034
Other long-term liabilities	39,291	39,270
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	609,061	605,660
Retained earnings	733,852	679,716
Accumulated other comprehensive loss	(59,069)	(58,987)
Treasury stock	(401,089)	(402,793)

Total Belden stockholders’ equity	883,258	824,099

Noncontrolling interest	1,197	1,424

Total stockholders’ equity	884,455	825,523

	$3,254,890	$3,290,602

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Six Months Ended
	July 3, 2016	June 28, 2015
	(In thousands)
Cash flows from operating activities:
Net income	$58,175	$1,955
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,445	75,654
Share-based compensation	8,587	9,891
Tax benefit related to share-based compensation	(116)	(5,288)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(3,750)	(6,250)
Inventories	368	(11,837)
Accounts payable	(20,730)	(43,689)
Accrued liabilities	(39,356)	(4,363)
Accrued taxes	(17,759)	(10,214)
Other assets	2,457	(1,736)
Other liabilities	(2,867)	923

Net cash provided by operating activities	60,454	5,046

Cash flows from investing activities:
Capital expenditures	(25,124)	(27,224)
Cash used to acquire businesses, net of cash acquired	(17,848)	(695,345)
Proceeds from disposal of tangible assets	41	80

Net cash used for investing activities	(42,931)	(722,489)

Cash flows from financing activities:
Payments under borrowing arrangements	(51,250)	(625)
Cash dividends paid	(4,204)	(4,235)
Withholding tax payments for share-based payment awards, net of proceeds from the exercise of stock options	(3,598)	(11,439)
Borrowings under credit arrangements	—	200,000
Debt issuance costs paid	—	(643)
Tax benefit related to share-based compensation	116	5,288

Net cash provided by (used for) financing activities	(58,936)	188,346

Effect of foreign currency exchange rate changes on cash and cash equivalents	434	(3,646)

Decrease in cash and cash equivalents	(40,979)	(532,743)
Cash and cash equivalents, beginning of period	216,751	741,162

Cash and cash equivalents, end of period	$175,772	$208,419

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business’ core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.

Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Six Months Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015
	(In thousands, except percentages and per share amounts)

GAAP revenues	$601,631	$585,755	$1,143,128	$1,132,712
Deferred revenue adjustments	1,750	12,758	4,053	35,252

Adjusted revenues	$603,381	$598,513	$1,147,181	$1,167,964

GAAP gross profit	$248,213	$234,276	$473,248	$441,925
Severance, restructuring, and integration costs	1,826	1,783	3,918	3,174
Deferred gross profit adjustments	1,750	13,440	4,053	35,098
Accelerated depreciation	206	25	412	100
Purchase accounting effects related to acquisitions	—	—	195	267

Adjusted gross profit	$251,995	$249,524	$481,826	$480,564

GAAP gross profit margin	41.3%	40.0%	41.4%	39.0%
Adjusted gross profit margin	41.8%	41.7%	42.0%	41.1%

GAAP net income attributable to Belden stockholders	$41,849	$21,591	$58,373	$1,955
Interest expense, net	24,049	24,769	48,445	48,615
Loss from disposal of discontinued operations	—	86	—	86
Noncontrolling interest	(99)	—	(198)	—
Income tax benefit	(3,558)	(2,303)	(3,415)	(1,615)

Total non-operating adjustments	20,392	22,552	44,832	47,086
Amortization of intangible assets	26,263	25,917	51,795	52,421
Severance, restructuring, and integration costs	5,869	4,907	14,277	19,390
Deferred gross profit adjustments	1,750	13,440	4,053	35,098
Accelerated depreciation	206	42	412	182
Purchase accounting effects related to acquisitions	—	—	195	9,422

Total operating income adjustments	34,088	44,306	70,732	116,513

Depreciation expense	11,781	11,650	23,238	23,051

Adjusted EBITDA	$108,110	$100,099	$197,175	$188,605

GAAP net income margin	7.0%	3.7%	5.1%	0.2%
Adjusted EBITDA margin	17.9%	16.7%	17.2%	16.1%

GAAP income from continuing operations	$41,750	$21,677	$58,175	$2,041
Operating income adjustments from above	34,088	44,306	70,732	116,513
Tax effect of adjustments	(10,420)	(13,768)	(20,914)	(23,077)

Adjusted income from continuing operations	$65,418	$52,215	$107,993	$95,477

GAAP income from continuing operations	$41,750	$21,677	$58,175	$2,041
Less: Net loss attributable to noncontrolling interest	(99)	—	(198)	—

GAAP income from continuing operations attributable to Belden stockholders	$41,849	$21,677	$58,373	$2,041

Adjusted income from continuing operations	$65,418	$52,215	$107,993	$95,477
Less: Net loss attributable to noncontrolling interest	(99)	—	(198)	—
Less: Amortization expense attributable to noncontrolling interest, net of tax	16	—	32	—

Adjusted income from continuing operations attributable to Belden stockholders	$65,501	$52,215	$108,159	$95,477

GAAP income from continuing operations per diluted share attributable to Belden stockholders	$0.98	$0.50	$1.37	$0.05
Adjusted income from continuing operations per diluted share attributable to Belden stockholders	$1.54	$1.21	$2.55	$2.21
GAAP and Adjusted diluted weighted average shares	42,548	43,233	42,493	43,224

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Six Months Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015
	(In thousands)
GAAP net cash provided by operating activities	$47,775	$53,251	$60,454	$5,046
Capital expenditures, net of proceeds from the disposal of tangible assets	(11,662)	(11,694)	(25,083)	(27,144)

Non-GAAP free cash flow	$36,113	$41,557	$35,371	$(22,098)

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2016 REVENUES AND EARNINGS GUIDANCE

	Year Ended December 31, 2016	Three Months Ended October 2, 2016
Adjusted revenues	$2.355 - $2.385 billion	$595 - $615 million
Deferred revenue adjustments	($7 million)	($2 million)

GAAP revenues	$2.348 - $2.378 billion	$593 - $613 million

Adjusted income per diluted share attributable to Belden stockholders	$5.50 - $5.70	$1.35 - $1.45
Amortization of intangible assets	($1.61)	($0.41)
Severance, restructuring, and acquisition integration costs	($0.55)	($0.26)
Deferred gross profit adjustments	($0.11)	($0.02)

GAAP income per diluted share attributable to Belden stockholders	$3.23 - $3.43	$0.66 - $0.76

Our guidance for revenues and income per diluted share attributable to Belden stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under “Forward-Looking Statements” in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Belden Reports Solid Growth for Second Quarter 2016

Net Income and Earnings per Share (EPS)

All references to Net Income and EPS within this earnings release refer to income attributable to Belden stockholders and income per diluted share attributable to Belden stockholders, respectively.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Forward-Looking Statements

This release contains, and statements made by us concerning the release may contain, forward-looking statements, including our expectations for the third quarter, second half and full-year 2016. Forward-looking statements also include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the competitiveness of the global broadcast, enterprise, and industrial markets; disruption of, or changes in, the Company’s key distribution channels; volatility in credit and foreign exchange markets; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the inability of the Company to develop and introduce new products and competitive responses to our products; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the inability to retain senior management and key employees; disruptions in the Company’s information systems including due to cyber-attacks; variability in the Company’s quarterly and annual effective tax rates; perceived or actual product failures; political and economic uncertainties in the countries where the Company conducts business, including emerging markets; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; the impact of regulatory requirements and other legal compliance issues; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016. Although the content of this release represents our best judgment as of the date of this report based on

Belden Reports Solid Growth for Second Quarter 2016

information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the Company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BDC-E